UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2015

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 East Broadway Blvd., Tucson, Arizona	85701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Board Member

On November 4, 2015, upon the recommendation of the Company’s Nominating and Governance Committee (the “Committee”), the Board of Directors of the Company (the “Board”) increased the size of the Board from four to five members and appointed Leslie V. Norwalk to serve as a Class 2 independent director with a term until the Company’s 2017 Annual Meeting of Stockholders. In addition, upon the recommendation of the Committee, the Board appointed Ms. Norwalk to serve as a member of each of the Company’s Audit, Compensation and Nominating and Governance Committees.

Ms. Norwalk, age 49, brings a wealth of healthcare industry experience to Providence. She is currently Strategic Counsel to Epstein Becker & Green, P.C. Previously, Ms. Norwalk served the Bush Administration as the Acting Administrator for the Centers for Medicare & Medicaid Services (CMS), where she managed the operations of federal health care programs, including Medicare and Medicaid. For the four years prior to that, she was the agency's Deputy Administrator. Prior to serving the Bush Administration, Ms. Norwalk practiced law with Epstein Becker & Green, P.C. where she advised clients on a variety of healthcare policy matters. She also served the first Bush administration in the White House Office of Presidential Personnel and the Office of the U.S. Trade Representative. Ms. Norwalk is currently a director on the public company boards of NuVasive Inc., Press Ganey Holdings, Inc. and Endologix, Inc. She also serves as an Advisor to Warburg Pincus, Enhanced Equity and Peloton Equity. She earned a J.D. from George Mason University School of Law and a bachelor's degree from Wellesley College.

There are no family relationships between Ms. Norwalk and any director or officer of Providence, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Norwalk qualifies as an independent director under the definition established by the listing standards of the NASDAQ applicable to Providence.

Ms. Norwalk’s compensation for her services as a director will be $13,280 in 2015 and $85,000 in 2016. Additionally, Ms. Norwalk received a grant of 627 shares of restricted stock under the Providence 2006 Stock Incentive Plan, as amended. The shares of restricted stock will vest one-third on the first, second and third anniversary of the grant date. There are no arrangements or understandings between Ms. Norwalk and any other person pursuant to which she was appointed as a director.

Item 8.01 Other Events.

On November 5, 2015, Providence issued a press release announcing the appointment of Leslie Norwalk as described herein, which is set forth in Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01

(d) Exhibits

99.1	Press release, dated November 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: November 5, 2015	By:	/s/ David Shackelton
	Name:	David Shackelton
	Title:	Senior Vice President and Chief Financial Officer